The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated July 14, 2017

JPMorgan Chase Financial Company LLC	July 2017

Registration Statement Nos. 333-209682 and 333-209682-01

Dated July    , 2017

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Trigger PLUS will pay no interest and do not guarantee any return of your principal at maturity.  The payment at maturity on the Trigger PLUS will be based on the performance of the worst performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index.  At maturity, if each underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing index.  If any underlying index has declined in value but the final index value of each underlying index is greater than or equal to its trigger level, investors will receive the stated principal amount of the Trigger PLUS at maturity.  However, if the final index value of any underlying index has declined in value so that the final index value of that underlying index is less than its trigger level, at maturity investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the closing level of the worst performing index over the term of the Trigger PLUS.  The Trigger PLUS are for investors who seek an equity -based return and who are willing to risk their principal and forgo current income in exchange for the leverage feature.  At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing level of the worst performing index on the valuation date.  Because the payment at maturity is based on the worst performing index, if the final index value of any underlying index is less than its trigger level, you will lose more than 30%, and possibly all, of your initial investment, even if any other underlying index appreciates or does not decline as much.  The Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Trigger PLUS.  The investor may lose some or all of the stated principal amount of the Trigger PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	Dow Jones Industrial AverageTM (the “INDU Index”), the Russell 2000® Index (the “RTY Index”) and S&P 500® Index (the “SPX Index”) (each, an “underlying index”)
Aggregate principal amount:	$
Payment at maturity:	• If the final index value of each underlying index is greater than its initial index value, for each $10 stated principal amount Trigger PLUS:
$10 + leveraged upside payment
• If the final index value of any underlying index is less than or equal to its initial index value but the final index value of each underlying index is greater than or equal to its trigger level, for each $10 stated principal amount Trigger PLUS:
$10
• If the final index value of any underlying index is less than its trigger level, for each $10 stated principal amount Trigger PLUS:
$10 × index performance factor of the worst performing index
This amount will be less than the stated principal amount of $10 per Trigger PLUS and will represent a loss of more than 30%, and possibly all, of your investment.
Leveraged upside payment:	$10 × leverage factor × index percent increase of the worst performing index
Leverage factor:	At least 207%. The actual leverage factor will be provided in the pricing supplement and will not be less than 207%.
Index percent increase:	With respect to each underlying index: (final index value – initial index value) / initial index value
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	July , 2017 (expected to price on or about July 20, 2017)
Original issue date (settlement date):	July , 2017 (3 business days after the pricing date)
Valuation date:	July 20, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date —Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	July 25, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48129G398 / US48129G3983
Listing:	The securities will not be listed on any securities exchange.

Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Trigger PLUS	$10.00	$0.25(2)	$9.70
		$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Trigger PLUS.

(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.25 per $10 stated principal amount Trigger PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Trigger PLUS.

If the Trigger PLUS priced today and assuming a leverage factor equal to the minimum listed above, the estimated value of the Trigger PLUS would be approximately $9.762 per $10 stated principal amount Trigger PLUS.  The estimated value of the Trigger PLUS on the pricing date will be provided in the pricing supplement and will not be less than $9.50 per $10 stated principal amount Trigger PLUS.  See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document for additional information.

Investing in the Trigger PLUS involves a number of risks.  See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and  “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information about the Trigger PLUS” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial index value:	With respect to the INDU Index, , which is the closing level of that underlying index on the pricing date

With respect to the RTY Index,        , which is the closing level of that underlying index on the pricing date

With respect to the SPX Index,        , which is the closing level of that underlying index on the pricing date

Trigger level:

With respect to the INDU Index:           , which is equal to 70% of its initial index value

With respect to the RTY Index:           , which is equal to 70% of its initial index value

With respect to the SPX Index:           , which is equal to 70% of its initial index value

Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
Worst performing index:	The underlying index with the lowest index performance factor

July 2017	Page 2

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying indices that enhances returns for any positive performance of the worst performing index if the final index value of each underlying index is greater than its initial index value.

▪	To potentially achieve similar levels of upside exposure to the worst performing index as a direct investment, while using fewer dollars by taking advantage of the leverage factor.

▪	To provide limited market downside protection against loss of principal in the event of a decline of any underlying index but only if the final index value of each underlying index is greater than or equal to its trigger level.

Maturity:	5 years
Leverage factor:	At least 207% (to be provided in the pricing supplement)
Trigger level:	With respect to each underlying index, 70% of its initial index value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.

Supplemental Terms of the Trigger PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index.”

July 2017	Page 3

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Trigger PLUS offer leveraged upside exposure to the worst performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index, while providing limited protection against negative performance of the worst performing index.  In exchange for enhanced returns from any positive performance of the worst performing index, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature.  At maturity, if the final index value of each underlying index has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing index.  At maturity, if the final index value of any underlying index has depreciated but the final index value of each underlying index is at or above its trigger level, investors will receive the stated principal amount  of their investment.  At maturity, if final index value of any underlying index has depreciated below its trigger level, investors are fully exposed to the negative performance of the worst performing index.  Investors may lose some or all of the stated principal amount of the Trigger PLUS.

Leveraged Performance	If the final index value of each underlying index is greater than its initial index value, the Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the worst performing index relative to a hypothetical direct investment in that underlying index.
Trigger Feature	Even if the final index value of any underlying index is less than or equal to its initial index value, investors will receive their stated principal amount at maturity.
Upside Scenario if the Worst Performing Index Appreciates	The final index value of each underlying index is greater than its initial index value and, at maturity, the Trigger PLUS pay the stated principal amount of $10 plus a return equal to at least 207% of the index percent increase of the worst performing index. The actual leverage factor will be provided in the pricing supplement.
Par Scenario	The final index value of any underlying index is less than or equal to its initial index value but the final index value of each underlying index is greater than or equal to its trigger level. In this case, the Trigger PLUS pay the stated principal amount of $10 per Trigger PLUS at maturity even though the worst performing index has depreciated.
Downside Scenario	The final index value of any underlying index is less than its trigger level. In this case, the Trigger PLUS pay an amount that is over 30% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline of the final index value of the worst performing index from its initial index value. (Example: if the worst performing index decreases in value by 40%, the Trigger PLUS will pay an amount that is less than the stated principal amount by 40%, or $6 per Trigger PLUS.)

The payment at maturity on the Trigger PLUS is based solely on the worst performing index and you will not benefit from the performance of any other underlying index.  Therefore, investors will receive a positive return on their investment only if the final index value of each underlying index is greater than its initial index value, but investors will lose some or all of their investment if the final index value of any underlying index is less than its trigger level, even if the value of the other underlying indices appreciates or does not decline as much.

July 2017	Page 4

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS.  The following examples are for illustrative purposes only.  The actual initial index value and trigger level for each underlying index will be provided in the pricing supplement.  All payments on the Trigger PLUS, if any, are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.  The numbers in the hypothetical examples below may have been rounded for the ease of analysis.  The examples below are based on the following assumed terms:

Stated principal amount:	$10 per Trigger PLUS
Hypothetical initial index value:	With respect to the INDU Index: 21,500 With respect to the RTY Index: 1,400 With respect to the SPX Index: 2,400
Leverage factor:	At least 207%*
Hypothetical trigger level:	With respect to the INDU Index: 15,050, which is 70% of its hypothetical initial index value
With respect to the RTY Index: 980, which is 70% of its hypothetical initial index value
With respect to the SPX Index: 1,680, which is 70% of its hypothetical initial index value

*The actual leverage factor will be provided in the pricing supplement and will not be less than 207%.

EXAMPLE 1: Each underlying index appreciates and investors receive the stated principal amount plus the leveraged upside payment.

Final index value	INDU Index: 24,725 RTY Index: 1,540
SPX Index: 2,520
Index percent change		INDU Index: (24,725 – 21,500) / 21,500 = 15% RTY Index: (1,540 – 1,400) / 1,400 = 10% SPX Index: (2,520 – 2,400) / 2,400 = 5%
Payment at maturity	=	$10 + leveraged upside payment, subject to the maximum payment at maturity of $13.00
	=	$10 + ($10 × leverage factor × index percent change of the worst performing index)
	=	$10 + ($10 × 207% × 5%)
	=	$10 + $1.035
	=	$11.035

In this example, the INDU Index has appreciated by 15%, the RTY Index has appreciated by 10% and the SPX Index has appreciated by 5% from the pricing date to the valuation date.  Because the final index value of each underlying index is above its initial index value, investors receive at maturity the stated principal amount plus the leveraged upside payment of $1.035.  Investors receive $11.035 per Trigger PLUS at maturity.  Investors receive a leveraged upside return based only on the 5% appreciation of the SPX Index, which is the worst performing index, even though the other underlying indices have appreciated more.

July 2017	Page 5

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 2: Two underlying indices appreciate while the other declines below its initial index value but not below its trigger level, and investors receive the stated principal amount.

Final index value	INDU Index: 22,575 RTY Index: 1,680
		SPX Index: 2,280
Index percent change		INDU Index: (22,575 – 21,500) / 21,500 = 5% RTY Index: (1,680 – 1,400) / 1,400 = 20% SPX Index: (2,280 – 2,400) / 2,400 = -5%
Payment at maturity	=	$10

In this example, the INDU Index has appreciated by 5% and the RTY Index has appreciated by 20% while the SPX Index has declined by 5% from the pricing date to the valuation date.  Because the final index value of each underlying index is at or above its trigger level, even though the final index value of the SPX Index is less than its initial index value, investors receive, at maturity, the stated principal amount.  However, investors do not participate in the appreciation of the other underlying indices.

EXAMPLE 3: Two underlying indices appreciate while the other declines below its trigger level, and investors are exposed to the decline in the worst performing index from its initial index value.

Final index value	INDU Index: 22,575 RTY Index: 840
SPX Index: 2,640
Index percent change		INDU Index: (22,575 – 21,500) / 21,500 = 5% RTY Index: (840 – 1,400) / 1,400 = -40% SPX Index: (2,640 – 2,400) / 2,400 = 10%
Payment at maturity	=	$10 × index performance factor of the worst performing index
	=	$10 × 60%
	=	$6.00

In this example, the INDU Index has appreciated by 5% and the SPX Index has appreciated by 10% while the RTY Index has declined by 40% from the pricing date to the valuation date.  Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing index in this example, and receive a payment at maturity of $6.00 per Trigger PLUS.  Investors lose 1% of the stated principal amount for every 1% decline in the SPX Index from its initial index value, even though each of the other underlying indices has appreciated from its initial index value.

July 2017	Page 6

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 4: Each underlying index declines below its trigger level, and investors are exposed to the decline in the worst performing index from its initial index value.

Final index value	INDU Index: 10,750 RTY Index: 770
SPX Index: 1,440
Index percent change		INDU Index: (10,750 – 21,500) / 21,500 = -50% RTY Index: (770 – 1,400) / 1,400 = -45% SPX Index: (1,440 – 2,400) / 2,400 = -40%
Payment at maturity	=	$10 × index performance factor of the worst performing index
	=	$10 × 50%
	=	$5.00

In this example, the final index value of each underlying index is less than its trigger level.  The INDU Index has declined by 50%, the RTY Index has declined by 45% and the SPX Index has declined by 40% from the pricing date to the valuation date.  Therefore, investors are exposed to the negative performance of the INDU Index, which is the worst performing index in this example, and receive a payment at maturity of $5.00 per Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing index, if the final index value of any underlying index is less than its trigger level, you will lose more than 30%, and possibly all, of your initial investment, even if the value of any other underlying index appreciates or does not decline as much.

The hypothetical returns and hypothetical payments on the Trigger PLUS shown above apply only if you hold the Trigger PLUS for their entire term.  These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2017	Page 7

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement.  We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

▪	Trigger PLUS do not pay interest or guarantee the return of any principal and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final index value of any underlying index is less than its trigger level (which is 70% of its initial index value), the payment at maturity will be an amount in cash that is over 30% less than the stated principal amount of each Trigger PLUS, and this decrease will be by an amount that is proportionate to the decrease in the value of the worst performing index and may be zero. There is no minimum payment at maturity on the Trigger PLUS and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

▪	You are exposed to the price risk of all three underlying indices. Your return on the Trigger PLUS is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the indices may not be correlated. Poor performance by any underlying index over the term of the Trigger PLUS may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive a positive return at maturity, each underlying index must close above its initial index value on the valuation date.  If any underlying index has declined below its trigger level as of the valuation date, you will be fully exposed to the decline in the worst performing index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated.  Under this scenario, the value of any payment at maturity will be less than the stated principal amount and could be zero.

▪	Because the Trigger PLUS are linked to the performance of the worst performing index, you are exposed to greater risks of sustaining a loss on your investment than if the Trigger PLUS were linked to just one index. The risk that you will suffer a loss on your investment is greater if you invest in the Trigger PLUS than if you invest in substantially similar Trigger PLUS that are linked to the performance of just one underlying index. With three indices, it is more likely that any underlying index will close below its trigger level on the valuation date than if the Trigger PLUS were linked to only one underlying index. In addition, you will not benefit from the performance of the index that is not the worst performing index. Therefore it is more likely that you will suffer a loss, which may be significant, on your initial investment.

▪	The Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Trigger PLUS. If these affiliates do not make payments to us and we fail to make payments on the Trigger PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

July 2017	Page 8

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Trigger PLUS, hedging our obligations under the Trigger PLUS and making the assumptions used to determine the pricing of the Trigger PLUS and the estimated value of the Trigger PLUS, which we refer to as the estimated value of the Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent will determine the initial index value, the trigger level and the final index value of each underlying index and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either of the underlying indices or calculation of the final index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the INDU Index and the SPX Index.  JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the INDU Index, the SPX Index or the securities.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Trigger PLUS and the value of the Trigger PLUS.  It is possible that hedging or trading activities of ours or our affiliates in connection with the Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.  Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The benefit provided by the trigger level may terminate on the valuation date. If the final index value of any underlying index is less than its trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the worst performing index.

▪	The estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS. The estimated value of the Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Trigger PLUS will exceed the estimated value of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.

▪	The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates. The estimated value of the Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Trigger PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Trigger PLUS that are greater than or less than the estimated value of the Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Trigger PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Trigger PLUS from you in secondary market transactions. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.

▪	The estimated value of the Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market

July 2017	Page 9

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

prices of the Trigger PLUS.  See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.

▪	The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Trigger PLUS — Secondary market prices of the Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS. Any secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Trigger PLUS.

The Trigger PLUS are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Trigger PLUS to maturity.  See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:

▪	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

▪	customary bid-ask spreads for similarly sized trades;

▪	our internal secondary market funding rates for structured debt issuances;

▪	the actual and expected volatility of each underlying index;

▪	the time to maturity of the Trigger PLUS;

▪	the dividend rates on the equity securities included in the underlying indices;

▪	the actual and expected positive or negative correlation among the underlying indices, or the actual or expected absence of any such correlation;

▪	interest and yield rates in the market generally; and

▪	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Trigger PLUS, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

July 2017	Page 10

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Investing in the Trigger PLUS is not equivalent to investing in any underlying index. Investing in the Trigger PLUS is not equivalent to investing in any underlying index or its component stocks. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.

▪	Adjustments to any underlying index could adversely affect the value of the Trigger PLUS. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	An investment in the Trigger PLUS is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the levels of the underlying indices, and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and the trigger levels and, therefore, could potentially increase the levels that the final index values must reach before you receive a payment at maturity that exceeds the issue price of the Trigger PLUS or so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, these hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the final index values and, accordingly, the amount of cash an investor will receive at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.

▪	Secondary trading may be limited. The Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. JPMS may act as a market maker for the Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Trigger PLUS.

▪	The final terms and valuation of the Trigger PLUS will be provided in the pricing supplement. The final terms of the Trigger PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Trigger PLUS and the leverage factor will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Trigger PLUS based on the minimums for the estimated value of the Trigger PLUS and the leverage factor.

▪	The tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Trigger PLUS described in “Additional Information about the Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of any income or loss on the Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss

July 2017	Page 11

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

July 2017	Page 12

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageTM Overview

The Dow Jones Industrial AverageTM consists of 30 component stocks that are intended to be representative of the broad market of U.S. industry.  For additional information on the Dow Jones Industrial AverageTM, see the information set forth under “Equity Index Descriptions — The Dow Jones Industrial AverageTM” in the accompanying underlying supplement.

Information as of market close on July 13, 2017:

Bloomberg Ticker Symbol:	INDU
Current Closing Level:	21,553.09
52 Weeks Ago (on 7/13/2016):	18,372.12
52 Week High (on 7/13/2017):	21,553.09
52 Week Low (on 11/4/2016):	17,888.28

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Dow Jones Industrial AverageTM for each quarter in the period from January 1, 2012 through July 13, 2017.  The closing level of the Dow Jones Industrial AverageTM on July 13, 2017 was 21,553.09.  The associated graph shows the closing levels of the Dow Jones Industrial AverageTM for each day in the same period.  We obtained the closing level information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical performance of the Dow Jones Industrial AverageTM should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Dow Jones Industrial AverageTM on the valuation date.  The payment of dividends on the stocks that constitute the Dow Jones Industrial AverageTM are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Dow Jones Industrial AverageTM	High	Low	Period End
2012
First Quarter	13,252.76	12,359.92	13,212.04
Second Quarter	13,279.32	12,101.46	12,880.09
Third Quarter	13,596.93	12,573.27	13,437.13
Fourth Quarter	13,610.15	12,542.38	13,104.14
2013
First Quarter	14,578.54	13,328.85	14,578.54
Second Quarter	15,409.39	14,537.14	14,909.60
Third Quarter	15,676.94	14,776.13	15,129.67
Fourth Quarter	16,576.66	14,776.53	16,576.66
2014
First Quarter	16,530.94	15,372.80	16,457.66
Second Quarter	16,947.08	16,026.75	16,826.60
Third Quarter	17,279.74	16,368.27	17,042.90
Fourth Quarter	18,053.71	16,117.24	17,823.07
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter (through July 13, 2017)	21,553.09	21,320.04	21,553.09

July 2017	Page 13

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageTM Historical Performance – Daily Closing Levels January 3, 2012 to July 13, 2017

License Agreement.  The Dow Jones Industrial AverageTM is a registered trademark of Dow Jones Trademark Holdings LLC and has been licensed for use. “Dow Jones®,” “Dow Jones Industrial AverageTM,” “DJIASM” and “Dow Jones Indexes” are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and have been licensed for use for certain purposes by JPMorgan Chase & Co. and certain of its affiliated companies.  S&P Dow Jones Indices LLC, Dow Jones, CME Group Inc. and their respective affiliates have no relationship to JPMorgan Chase & Co., other than the licensing of the Dow Jones Industrial AverageTM (DJIA) and their respective service marks for use in connection with the certain financial products, including the Trigger PLUS.  See “Equity Index Descriptions — The Dow Jones Industrial AverageTM — License Agreement” in the accompanying underlying supplement.

July 2017	Page 14

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on July 13, 2017:

Bloomberg Ticker Symbol:	RTY
Current Closing Level:	1,425.661
52 Weeks Ago (on 7/13/2016):	1,201.161
52 Week High (on 7/3/2017):	1,426.682
52 Week Low (on 11/3/2016):	1,156.885

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2012 through July 13, 2017.  The closing level of the Russell 2000® Index on July 13, 2017 was 1,425.661.  The associated graph shows the closing levels of the Russell 2000® Index for each day in the same period.  We obtained the closing level information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical performance of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on the valuation date.  The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.494	769.483	849.349
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter (through July 13, 2017)	1,426.682	1,400.815	1,425.661

July 2017	Page 15

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Historical Performance – Daily Closing Levels January 3, 2012 to July 13, 2017

License Agreement.  The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

July 2017	Page 16

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets.  For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on July 13, 2017:

Bloomberg Ticker Symbol:	SPX
Current Closing Level:	2,447.83
52 Weeks Ago (on 7/13/2016):	2,152.43
52 Week High (on 6/19/2017):	2,453.46
52 Week Low (on 11/4/2016):	2,085.18

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2012 through July 13, 2017.  The closing level of the S&P 500® Index on July 13, 2017 was 2,447.83.  The associated graph shows the closing levels of the S&P 500® Index for each day in the same period.  We obtained the closing level information above and the information in the table and graph below from the Bloomberg, without independent verification.

The historical performance of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index on the valuation date.  The payment of dividends on the stocks that constitute the S&P 500® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter (through July 13, 2017)	2,447.83	2,409.75	2,447.83

July 2017	Page 17

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels January 3, 2012 to July 13, 2017

License Agreement.  “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates.  See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

July 2017	Page 18

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Trigger PLUS:

The estimated value of the Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Trigger PLUS.  The estimated value of the Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time.  The internal funding rate used in the determination of the estimated value of the Trigger PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the Trigger PLUS is derived by reference to an internal funding rate” in this document.  The value of the derivative or derivatives underlying the economic terms of the Trigger PLUS is derived from internal pricing models of our affiliates.  These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments.  Accordingly, the estimated value of the Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time.  See “Risk Factors — The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Trigger PLUS will be lower than the original issue price of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS.  These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Trigger PLUS.  See “Risk Factors — The estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS” in this document.

Secondary market prices of the Trigger PLUS:	For information about factors that will impact any secondary market prices of the Trigger PLUS, see “Risk Factors — Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of

July 2017	Page 19

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the stated term of the Trigger PLUS. The length of any such initial period reflects the structure of the Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Trigger PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement.  Assuming this treatment is respected, the gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the issue price.  However, the IRS or a court may not respect this treatment of the Trigger PLUS, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”).  Additionally, the applicable regulations exclude from the scope of Section 871(m) instruments issued in 2017 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Trigger PLUS with regard to Non-U.S. Holders.  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Trigger PLUS.  You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Withholding under legislation commonly referred to as “FATCA” may (if the Trigger PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Trigger PLUS, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a Trigger PLUS. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before

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Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the Trigger PLUS.
Supplemental use of proceeds and hedging:

The Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Trigger PLUS.  See “Hypothetical Examples” in this document for an illustration of the risk-return profile of the Trigger PLUS and “Dow Jones Industrial AverageTM”, “Russell 2000® Index Overview” and “S&P 500® Index Overview” in this document for a description of the market exposure provided by the Trigger PLUS.

The original issue price of the Trigger PLUS is equal to the estimated value of the Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, plus the estimated cost of hedging our obligations under the Trigger PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Trigger PLUS in the secondary market, but is not required to do so.  JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management.  In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You may revoke your offer to purchase the Trigger PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance.  In the event of any changes to the terms of the Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Trigger PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Trigger PLUS involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Worst Performing of the Dow Jones Industrial AverageTM, the Russell 2000® Index and the S&P 500® Index due July 25, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Underlying supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “Trigger PLUSSM” are service marks of Morgan Stanley.

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